Exhibit 23.2

Consent of Independent Registered Public Accounting Firm
The Board of Directors
GitLab Inc.:
We consent to the use of our report dated July 16, 2021, with respect to the consolidated financial statements of GitLab Inc. incorporated herein by reference.

/s/ KPMG LLP

Pittsburgh, Pennsylvania
October 14, 2021